                                                                EXHIBIT 10.19


             AMENDED AND RESTATED MASTER REVOLVING CREDIT AGREEMENT

                           DATED AS OF JUNE 24, 1996

                                     among

                       RAMCO-GERSHENSON PROPERTIES, L.P.,
                                  as Borrower,

                                      and

                       RAMCO-GERSHENSON PROPERTIES TRUST,
                                 as Guarantor,

                                      and

                       THE FIRST NATIONAL BANK OF BOSTON,
                                   as a Bank,

                                      and

                              NBD BANK, as a Bank,

                                      and

                          OTHER BANKS WHICH MAY BECOME
                           PARTIES TO THIS AGREEMENT,
                                   as Banks,

                                      and

                       THE FIRST NATIONAL BANK OF BOSTON,
                                    as Agent
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                          AMENDED AND RESTATED MASTER
                           REVOLVING CREDIT AGREEMENT


         This AMENDED AND RESTATED MASTER REVOLVING CREDIT AGREEMENT is made as of the 24th day of June, 1996, by and among RAMCO-GERSHENSON PROPERTIES, L.P. (the "Borrower"), a Delaware limited partnership, RAMCO-GERSHENSON PROPERTIES TRUST (the "Guarantor"), a Massachusetts business trusts, THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), NBD BANK ("NBD"), the other lending institutions which may become parties hereto pursuant to Section 18 (the "Banks"), and THE FIRST NATIONAL BANK OF BOSTON, as Agent for the Banks (the "Agent").

                                    RECITALS

         WHEREAS, the Borrower, the Guarantor, FNBB and the Agent are parties to that certain Master Revolving Credit Agreement dated as of May 6, 1996 (the "Prior Credit Agreement");

         WHEREAS, pursuant to the Prior Credit Agreement, FNBB has made certain loans to the Borrower which are outstanding on the date hereof;

         WHEREAS, the Borrower requires additional availability of funds in the operation of its business and FNBB and NBD are willing to provide such additional funds pursuant to the terms set forth herein; and

         WHEREAS, the Borrower, the Guarantor, FNBB, NBD and the Agent desire to amend and restate the Prior Credit Agreement, among other things, to provide for an increase in the commitment of the Banks under the credit facility, it being understood that the loans heretofore made to the Borrower by FNBB shall continue to remain outstanding and that this Agreement is an amendment and restatement of the Prior Credit Agreement, which shall remain in full force and effect, as amended and restated hereby;

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans, advances, or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Banks, the parties hereto hereby agree as follows:

          1.  DEFINITIONS AND RULES OF INTERPRETATION.

          1. Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:





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         Agent.  The First National Bank of Boston acting as agent for the
Banks.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

         Agent's Special Counsel
                               .  Winston & Strawn or such other counsel as may
be approved by the Agent.

         Agreement
                 . This Amended and Restated Master Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Applicable Margin. As of any date of determination, with respect to LIBOR Rate loans, the amount set forth below:

         1. Until such time as the Borrower and/or the Guarantor have a long-term debt rating from two rating agencies, including either Standard and Poor's Rating Group Inc. or Moody's Investors Service, Inc., 1.75%

         2. At such time as the Borrower and/or the Guarantor receives a long-term debt rating from two rating agencies, including either Standard & Poor's Rating Group Inc. or Moody's Investors Service, Inc., and thereafter, the applicable amount set forth below based upon the lower of the Standard & Poor's Rating or Moody's Rating received as such ratings may be adjusted from time to time:

Standard & Poor's Rating              Moody's Rating          Applicable Margin

BBB or better                         Baa2 or better          1.50%

BBB -                                 Baa3                    1.625%

BB+ or worse                          Ba1 or worse            1.75%


         Appraisal. An MAI appraisal of the value of a parcel of Real Estate, determined on a fair value basis, performed by an independent appraiser selected by the Agent who is not an employee of the Borrower, the Agent or a Bank, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Banks and otherwise acceptable (i) to the Agent, in the case of such appraisals delivered by the Borrower on or before the Closing Date, and (ii) the Majority Banks, in the case of any such appraisals delivered by the Borrower after the Closing Date,





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provided that if the Agent's appraisal department has determined that the value of any parcel of Real Estate is within five percent (5%) of the value for such parcel of Real Estate as set forth in the MAI appraisal delivered to the Agent by the Borrower, the Banks shall accept such appraised value.

         Appraised Value. The fair value of a parcel of Mortgaged Property determined by the most recent Appraisal of such parcel or update obtained pursuant to Section 5.2 or Section 10.7, subject, however, to such changes or adjustments to the value determined thereby as may be required by (i) the appraisal department of the Agent, in the case of such appraisals delivered by the Borrower on or before the Closing Date, and (ii) the appraisal departments of the Majority Banks, in the case of any such appraisals delivered by the Borrower after the Closing Date, in their good faith business judgment, provided that if the Agent's appraisal department has determined that the value of any parcel of Mortgaged Property is within five percent (5%) of the value for such Mortgaged Property as set forth in the MAI appraisal delivered to the Agent by the Borrower, the Banks shall accept such appraised value.


         Assignment of Leases and Rents. Each of the collateral assignments of leases and rents from the Borrower to the Agent, as the same may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Banks a security interest in the interest of the Borrower as lessor with respect to all Leases of all or any part of a Mortgaged Property, each such collateral assignment to be in form and substance satisfactory to the Majority Banks.

         Balance Sheet Date.  September 30, 1995.

         Banks. FNBB, NBD and any other Person who becomes an assignee of any rights of a Bank pursuant to Section 18.

         Base Rate. The annual rate of interest announced from time to time by Agent at Agent's Head Office as its "base rate". Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

         Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

         Borrower.  As defined in the preamble hereto.

         Borrowing Base. At any time with respect to the Borrower, the Borrowing Base shall be the aggregate of the Borrowing Bases for each parcel of Eligible Real Estate included in





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the Mortgaged Property owned by the Borrower.  The Borrowing Base for each parcel of Eligible Real Estate included in the Mortgaged Property shall be the amount which is sixty percent (60%) of the Appraised Value of such Mortgaged Property as most recently determined as provided under Section 5.2 or Section 10.7.

         Building. With respect to each parcel of Mortgaged Property, all of the buildings, structures and improvements now or hereafter located thereon.


         Building Service Equipment. All apparatus, fixtures and articles of personal property owned by the Borrower now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any building, structure or other improvement located on or included in the Mortgaged Property, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of a Building and located on the Mortgaged Property (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than the Borrower unless the same be abandoned by any such lessee or other occupant or person and shall become the Borrower's property by reason of such abandonment), together with any and all replacements thereof and additions thereto.


         Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

         Capital Expenditure Reserve Amount. With respect to any Person or property, a reserve for replacements and capital expenditures equal to $.10 per square foot of building space located on all Real Estate owned by such Person, other than Real Estate subject to long term leases having a remaining term of at least five years, exclusive of unexpired options, which provide that the tenant is responsible for all building maintenance.

         Capital Improvement Project. With respect to any Real Estate now or hereafter owned by the Borrower which is utilized principally for shopping centers, capital improvements consisting of rehabilitation, refurbishment, replacement, expansions and improvements (including related amenities) to the existing Buildings on such Real Estate and capital additions, repairs, resurfacing and replacements in the common areas of such Real Estate all of which may be properly capitalized under generally accepted accounting principles.

         CERCLA.  See Section 6.18.





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         Closing Date.  The first date on which all of the conditions set forth in Section 10 and Section 11 have been satisfied.


         Code.  The Internal Revenue Code of 1986, as amended.

         Collateral. All of the property, rights and interests of the Borrower and the Guarantor which are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property and the Guaranty.

         Commitment.  With respect to each Bank, the amount set forth on
Schedule I hereto as the amount of such Bank's Commitment to make or maintain Loans to the Borrower and to participate in Letters of Credit for the account of the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

         Compliance Certificate.  See Section 7.4(e).


         Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

         Consolidated Operating Cash Flow. With respect to any period of a Person, an amount equal to the Operating Cash Flow of such Person and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles.


         Consolidated Tangible Net Worth. The amount by which Consolidated Total Assets exceeds Consolidated Total Liabilities, and less the sum of:

                 (a) the total book value of all assets of a Person and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                 (b) all amounts representing any write-up in the book value of any assets of such Person or its Subsidiaries resulting from a revaluation thereof subsequent to the





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         Balance Sheet Date.

         Consolidated Total Adjusted Asset Value. With respect to any Person, the sum of (i) an amount equal to (A) the Operating Cash Flow of such Person for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) divided by (B) a ten percent (10%) capitalization rate, (ii) the aggregate cash, Short-term Investments of such Person, (iii) the aggregate accounts receivable for such Person minus a deduction for straight-line rent credit and (iv) the capitalized cost of development in progress up to an amount not to exceed ten percent (10%) of the sum of items (i), (ii) and (iii), provided that (i) prior to such time as the Borrower has owned and operated any parcel of Real Estate for four full fiscal quarters, the Operating Cash Flow with respect to such parcel of Real Estate for the number of full fiscal quarters which the Borrower has owned and operated such parcel of Real Estate as annualized shall be utilized and (ii) any parcel of Real Estate without a full quarter of performance shall be calculated at capitalized costs.

         Consolidated Total Assets. With respect to any Person, all assets of such Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Liabilities. All liabilities of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of such Person and its Subsidiaries, whether or not so classified, including any liabilities arising in connection with sale and leaseback transactions. Amounts undrawn under this Agreement shall not be included in Indebtedness for purposes of this definition.

         Construction Inspector. A firm of professional engineers or architects selected by the Borrower and reasonably acceptable to the Agent.

         Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

         Debt Offering. The issuance and sale by the Borrower or the Guarantor of any debt securities of the Borrower or the Guarantor.

         Debt Service. For any period, the sum of all interest, including capitalized interest not paid in cash, bond related expenses, and mandatory principal/sinking fund payments due and payable during such period reduced by any balloon payments due upon maturity of any Indebtedness.

         Default.  See Section 12.1.





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         Defaulting Bank.  Any Bank which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from the Agent.

         Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person other than dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders or partners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted or combined in accordance with Section 4.1.

         Eligible Real Estate.  Real Estate:

                 (a) which is owned in fee by the Borrower or which is leased by the Borrower pursuant to a ground lease which has been approved by the Majority Banks at their sole discretion;

                 (b) which is located within the contiguous 48 States of the continental United States, excluding those States which prescribe a "single-action" or similar rule limiting the rights of creditors secured by real property, which exclusion shall apply, without limitation, to the States of California and Washington except to the extent such exclusion is waived in writing by the Majority Banks with respect to a specific parcel of Real Estate;

                 (c) which is utilized principally for shopping centers or retail facilities;

                 (d) which is approved by the Majority Banks after the date hereof in their





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         sole judgment;

                 (e)      as to which all of the representations set forth in
         Section 6 of this Agreement concerning Mortgaged Property are true and correct; and

                 (f) as to which the Agent has received all Eligible Real Estate Qualification Documents, so long as all of such documents remain in full force and effect.

         Eligible Real Estate Qualification Documents. With respect to any parcel of Real Estate of the Borrower proposed to be included in the Collateral, each of the following:

                 (a) Security Documents. Such Security Documents relating to such Real Estate as the Majority Banks shall require, in form and substance satisfactory to the Agent and the Majority Banks and duly executed and delivered by the respective parties thereto.

                 (b) Enforceability Opinion. The favorable legal opinion of counsel to the Borrower and the Guarantor reasonably acceptable to the Majority Banks qualified to practice in the State in which such Real Estate is located, addressed to the Banks and in form and substance satisfactory to the Majority Banks as to the enforceability of such Security Documents and such other matters as the Majority Banks shall reasonably request.

                 (c) Perfection of Liens. Evidence reasonably satisfactory to the Majority Banks that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens approved by the Majority Banks entitled to priority under applicable law) lien and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security interests have been duly effected.

                 (d) Survey and Taxes. The Survey of such Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under Section 7.8.

                 (e) Title Insurance; Title Exception Documents. The Title Policy covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy.

                 (f) UCC Certification. A certification from the Title Insurance Company or





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



         counsel satisfactory to the Majority Banks that a search of the public records designated by the Majority Banks disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of the Borrower that are or are intended to be subject to the security interest, assignments, and mortgage liens created by the Security Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Real Estate in the Collateral.

                 (g) Management Agreement. A true copy of the Management Agreement, if any, relating to such Real Estate.

                 (h) Service Agreements. True copies of all Service Agreements relating to such Real Estate.

                 (i) Standard Form Leases. True copies of sample leases and Rent Rolls and summaries thereof satisfactory to the Majority Banks certified by the Borrower as accurate and complete as of a recent date.

                 (j) Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained by the Borrower on such Real Estate (including flood insurance if necessary) or blanket coverage which includes such Real Estate in accordance with the terms of this Agreement from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from the Borrower, its insurers and insurance brokers as the Majority Banks may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

                 (k) Hazardous Substance Assessments. A Phase I environmental site assessment report concerning Hazardous Substances and asbestos on such Real Estate dated or updated not more than six
         (6) months prior to the inclusion of such Real Estate in the Collateral, from an Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Majority Banks in their sole discretion and to otherwise be in form and substance satisfactory to the Majority Banks.

                (l) Certificate of Occupancy. A copy of the certificate(s) of occupancy





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         issued to the Borrower for such parcel of Real Estate permitting the use and occupancy of the Building thereon (or a copy of the certificates of occupancy issued for such parcel of Real Estate and evidence satisfactory to the Majority Banks that any previously issued certificate(s) of occupancy is not required to be reissued to the Borrower), or a legal opinion or certificate from the appropriate principality reasonably satisfactory to the Agent that no certificates of occupancy are necessary to the use and occupancy thereof.

                 (m) Appraisal. An Appraisal of such Real Estate, in form and substance satisfactory to the Agent or the Majority Banks as provided in Section 5.2 and dated not more than three (3) months prior to the inclusion of such Real Estate in the Collateral.

                 (n) Zoning and Land Use Opinion of Counsel. A favorable opinion concerning the Real Estate addressed to the Agent and dated the date of the inclusion of such Real Estate in the Collateral, in form and substance satisfactory to the Majority Banks, from counsel approved by the Majority Banks admitted to practice in the State in which such parcel is located, as to zoning and land use compliance, or such other evidence regarding zoning and land use compliance as the Majority Banks may approve in their reasonable discretion, provided that a 3.1 zoning endorsement with parking from the Title Insurance Company shall be satisfactory for this purpose.

                 (o) Construction Inspector Report. A report or written confirmation from the Construction Inspector satisfactory in form and content to the Majority Banks, dated or updated not more than three months prior to the inclusion of such Real Estate in the Collateral, addressing such matters as the Majority Banks may reasonably require, including without limitation that the Construction Inspector has reviewed the plans and specifications or other available materials for all Buildings on the Real Estate, that the condition of the Buildings is good, that all Buildings were constructed and completed in a good and workmanlike manner, that the Buildings satisfy all applicable building, zoning, handicapped access and Environmental Laws applicable thereto, whether or not the Real Estate and the Buildings thereon are a conforming use under applicable zoning laws, and that utilities and public water and sewer service are available at the lot lines of the Real Estate through dedicated rights-of-way or through insured perpetual private easements approved by the Majority Banks and connected directly to the Building with all necessary permits.

                 (p) Permit and Legal Compliance Assurances. Evidence satisfactory to the Majority Banks that all activities being conducted on such Real Estate which require federal, state or local licenses or permits have been duly licensed and that such licenses or permits are in full force and effect, and that the Real Estate, the Buildings and the use and occupancy thereof are in compliance with all applicable federal, state or local laws, ordinances or regulations.





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                 (q)      Operating Statements.  Operating statements for such
         Real Estate in the form of such statements delivered to the Banks under Section 6.4(c) covering each of the four fiscal quarters ending immediately prior to the addition of such Mortgaged Property to the Collateral.

                 (r) Doing Business Opinion. An opinion, dated the date of the inclusion of such Real Estate in the Collateral, of legal counsel to the Borrower reasonably acceptable to the Majority Banks qualified to practice in the State in which such Real Estate is located to the effect that neither the Agent nor any Bank shall be required to qualify to do business in such State or any political subdivision thereof or to become liable to pay any taxes in such State or any political subdivision thereof solely on account of the receipt of the lien on such Real Estate securing the Obligation, such opinion to be satisfactory to the Majority Banks.

                 (s) Additional Documents. Such other documents, certificates, reports or assurances as the Majority Banks may reasonably require in their discretion.

         Employee Benefit Plan.  Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower, the Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Engineer. McLaren Hart or another firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and which has been previously approved by the Agent, or if not previously approved by the Agent, with respect to which the Borrower has provided to the Agent a copy at such firm's errors and omissions insurance policy and a reliance letter both in form and substance acceptable to the Agent.

         Environmental Laws.  See Section 6.18(a).

         Equity Offering. The issuance and sale by the Borrower or the Guarantor of any equity securities of the Borrower or the Guarantor.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension





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

Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Event of Default.  See Section 12.1.

         Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         FNBB.  As defined in the preamble hereto.

         Funds from Operations. With respect to any Person for any fiscal period, the Net Income of such Person computed in accordance with generally accepted accounting principles, excluding financing costs and gains (or losses) from debt restructuring and sales of property, plus depreciation (other than non-real estate depreciation) and amortization (other than amortization of deferred financing costs) and other non- cash items.

         Generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Government Acts.  See Section 2.7(j).

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantor.  Ramco-Gershenson Properties Trust.

         Guaranty. The Amended and Restated Unconditional Guaranty of Payment and Performance dated of even date herewith made by the Guarantor in favor of the Agent and the Banks, as the same may be modified or amended, such Guaranty to be in form and





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



substance satisfactory to the Agent.

         Hazardous Substances.  See Section 6.18(b).

         HLT Notice Date.  See Section 4.13.

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, but without any double counting, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit.

         Indemnity Agreement. The Amended and Restated Indemnity Agreement Regarding Hazardous Materials made by the Borrower and the Guarantor in favor of the Agent and the Banks, as the same may be modified or amended, pursuant to which the Borrower and the Guarantor agree to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Majority Banks.

         Interest Payment Date. As to each Base Rate Loan, the first day of each calendar month during the term of such Base Rate Loan and as to each LIBOR Rate Loan, the last day of the Interest Period relating thereto.

         Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, three or six months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in the London Interbank Market;

                 (B) if the Borrower shall fail to give notice as provided in Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

                 (C) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

         Interest Rate Contracts. Interest rate swap, collar, cap or similar agreements providing interest rate protection.

         Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on the Building or on the Real Estate by persons other than the Borrower.

         Letter of Credit. Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower in accordance with Section 2.7.

         Letter of Credit Application.  See Section 2.7(b).

         LIBOR Business Day
                          .  Any day on which commercial banks are open for
international business (including dealings in Dollar deposits) in London.

         LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

         LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate per annum as determined by the Reference Bank's LIBOR Lending Office to be the rate (rounded upwards to the nearest 1/16 of one percent) at which Dollar deposits are offered to prime banks, by such banks in the London Interbank Market as are selected in good faith by the Reference Bank, at approximately 11:00 a.m. London time two LIBOR Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Rate Loan to which such Interest Period applies.

        LIBOR Rate Loans. Loans bearing interest calculated by reference to a LIBOR Rate.

         Loan Documents. This Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or the Guarantor in connection with the Loans.

         Loan Request.  See Section 2.5.

         Loans.  See Section 2.1.

         Majority Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is more than sixty-six and two-thirds percent (66_ %); provided, that, in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined, for voting purposes only, to exclude the Commitment Percentages of such Defaulting Banks; and provided, further, that the Agent must always be among the Majority Banks except that after an Event of Default described in Section 12.1(a) or (b) decisions of the Majority Banks to accelerate and/or exercise remedies pursuant to Section 12.5 shall be made without regard to whether the Agent is among the Majority Banks.

         Management Agreements. Agreements, whether written or oral, providing for the management of the Mortgaged Properties or any of them.

         Master Agreement. The Amended and Restated Master Agreement dated as of December 27, 1995 by and among RPS Realty Trust, Ramco- Gershenson, Inc. and certain other parties as set forth therein, as amended by First Amendment to Amended and Restated Master Agreement dated as of March 19, 1996.

         Maturity Date. May 1, 1999, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

         Mortgaged Property or Mortgaged Properties. The Eligible Real Estate owned by the Borrower which is conveyed to and accepted by the Agent as security for the Obligations of the Borrower pursuant to the Security Deeds.

         Multiemployer Plan.  Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower, the Guarantor or any ERISA Affiliate.

         NBD.  As defined in the preamble hereto.

         Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

         Net Offering Proceeds. The gross cash proceeds received by the Borrower or the Guarantor as a result of a Debt Offering or an Equity Offering less customary and reasonable costs, fees, expenses, underwriting commissions and discounts incurred by the Borrower or the Guarantor in connection therewith.

         Non-recourse Indebtedness. Indebtedness of a Person which is secured by one or more parcels of Real Estate (other than Mortgaged Property) and related personal property or interests therein and Short-term Investments and is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the parcels of Real Estate securing such Indebtedness, the Building and Leases thereon and the rents and profits thereof and the Short-term Investments securing such Indebtedness.

         Notes.  See Section 2.3.

         Notice.  See Section 19.

         Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the

Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

         Operating Cash Flow. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or non-recurring losses deducted in calculating such Net Income minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income minus (d) the Capital Expenditure Reserve Amount, all as determined in accordance with generally accepted accounting principles.

         Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination and with respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Potential Collateral. Any property of the Borrower which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate and (ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of the Majority Banks and the completion and delivery of Eligible Real Estate Qualification Documents.

         Principal Documents. The Master Agreement, the RPS Contribution Agreements and the Ramco Agreements.

         Pro Forma Debt Service Charges. For any period of four consecutive fiscal quarters the sum of principal and interest which would have been payable during such period on a loan in the original principal amount equal to the outstanding principal balance of the Loans as of the date of such determination bearing interest at a rate per annum equal to the greater of (i) the sum of the then-current annual yield on seven (7) year obligations issued by the United States Treasury most recently prior to the date of such determination plus one and three-quarters percent (1.75%) and (ii) the then applicable interest rate(s), both being payable based on a 25 year mortgage style amortization schedule. Such determination of the Pro Forma Debt Service Charges by the Agent shall be conclusive and binding absent manifest error.

         Ramco Agreements.  As defined in the Master Agreement.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Reference Bank. FNBB.

         Register.  See Section 18.2.

         REIT Status. With respect to the Guarantor, its status as a real estate investment trust as defined in Section 856(a) of the Code.

         Release.  See Section 6.18(c)(iii).

         Rent Roll. A report prepared by the Borrower showing for each unit its square footage, tenant, lease commencement date, lease expiration date, market rent, lease rent, expense escalations paid, options and other information in substantially the form presented to the Banks prior to the date hereof or in such other form as may have been approved by the Majority Banks, such approval not to be unreasonably withheld.

         RPS Contribution Agreements.  As defined in the Master Agreement.

         SEC.  The federal Securities and Exchange Commission.

         Security Deeds. The Mortgages, Deeds to Secure Debt and Deeds of Trust from the Borrower to the Agent for the benefit of the Banks (or to trustees named therein acting on behalf of the Agent for the benefit of the Banks), as the same may be modified or amended, pursuant to which the Borrower has conveyed a Mortgaged Property as security for the Obligations of the Borrower.

         Security Documents. The Security Deeds, the Assignments of Rents and Leases, the Indemnity Agreement, the Guaranty and any further collateral assignments to the Agent for the benefit of the Banks, including, without limitation, UCC-1 financing statements executed and delivered in connection therewith.

         Service Agreement. Service agreements with third parties, whether written or oral, relating to the operation, maintenance, security, finance or insurance of Mortgaged Property.

         Short-term Investments. Investments described in subsections (a) through (g), inclusive, of Section 8.3.

         State.  A state of the United States of America.

         Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

         Survey. An instrument survey of Mortgaged Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Majority Banks in their sole discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to, and names of the nearest intersecting streets and such other details as the Majority Banks may reasonably require; shall show the zoning district or districts in which the Mortgaged Property is located and shall show whether or not the Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Majority Banks.

         Surveyor Certification. With respect to each parcel of Mortgaged Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Majority Banks or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Majority Banks in form and substance.

         Title Insurance Company. Commonwealth Land Title Insurance Company or another title insurance company or companies approved by the Majority Banks.

         Title Policy. With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent form of or legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Majority Banks) issued by a Title Insurance Company (with such reinsurance or co-insurance as the Majority Banks may require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in such amount as the Majority Banks may require insuring the priority of the Security Deeds and that the Borrower holds marketable fee simple title to such parcel, subject only to the encumbrances permitted by the Security Deed and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Majority Banks in their sole discretion, and shall contain
(a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Majority Banks reasonably may require and is available in the State in which the Real Estate is located, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) in States where available, an ALTA form 3.1 zoning endorsement, (vi) a "tie-in" endorsement and (vii) a "first loss" endorsement.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of the date of this Agreement, the Total Commitment is Fifty Million Dollars ($50,000,000.00).

         Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

         Under Development. Any Real Estate shall be considered under development until such time as (i) a Certificate of Occupancy has been obtained, (ii) seventy percent (70%) of the gross leasable area is leased and occupied, (iii) signed leases totaling eighty percent (80%) of the total space have been obtained and (iv) break even has been achieved assuming a ten percent (10%) return on cost.

         Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

          2.  Rules of Interpretation.

                 (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                 (b) The singular includes the plural and the plural includes the singular.

                 (c) A reference to any law includes any amendment or modification to such law.

                 (d) A reference to any Person includes its permitted successors and permitted assigns.

                 (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                 (f) The words "include", "includes" and "including" are not limiting.

                 (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

                 (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Michigan, have the meanings assigned to them therein.

                 (i) Reference to a particular "Section ", refers to that section of this Agreement unless otherwise indicated.

                 (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

          2.  THE REVOLVING CREDIT FACILITY.

          1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower (the "Loans"), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.5, such sums as are requested by the Borrower for the purposes set forth in Section 7.11 up to the lesser of (a) a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's participations in the aggregate undrawn face amount of Letters of Credit and (b) such Bank's Commitment Percentage of the Borrowing Base; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further that the outstanding principal amount of the Loans (after giving effect to all amounts requested) and the undrawn face amount of Letters of Credit shall not at anytime exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Loan, and
Section 11, in the case of all other Loans, have been satisfied on the date of such request.

          2.  Unused Facility Fee.   The Borrower agrees to pay to the Agent
for the accounts of the Banks in accordance with their respective Commitment Percentages an unused facility fee calculated at the rate of (i) one eighth of one percent (.125%) per annum on the average daily amount by which the aggregate Commitments exceeds the outstanding principal amount of the Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date when the outstanding principal amount of the Loans exceeds fifty percent (50%) of the Total Commitment and (ii) one-fourth of one percent (.25%) per annum on the average daily amount by which the aggregate Commitments exceeds the outstanding principal amount of the Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date when the outstanding principal amount of the Loans is equal to or less than fifty percent (50%) of the Total Commitment. The unused facility fee shall be payable quarterly in arrears on the fifth day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, with a final payment on the Maturity Date.

          3. Notes. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the "Notes"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in the principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

          4.  Interest on Loans.

                 (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is converted to a LIBOR Rate Loan at the per annum rate equal to the Base Rate.

                 (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate determined for such Interest Period.

                 (c) The Borrower promises to pay interest on each Loan to it in arrears on each Interest Payment Date with respect thereto.

                 (d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in Section 4.1.

          5. Requests for Loans. The Borrower (i) shall notify the Agent of a potential request for a Loan as soon as possible but not less than five (5) Business Days prior to the Borrower's proposed Drawdown Date, and (ii) shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no less than three (3) Business Days prior to the proposed Drawdown Date. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain
(i) a statement as to the purpose for which such advance shall be or has been used (which purpose shall be in accordance with the terms of Section 7.11),
(ii) in the case of any advance relating to any Capital Improvement Project, upon the request of the Agent (A) a statement that such advance will reimburse the Borrower for or pay costs incurred for work on the applicable Capital Improvement Project together with such evidence as the Majority Banks may reasonably require to verify the cost of such work (which evidence may include, without limitation, invoices and receipts) and that such work is in place or that stored materials are properly secured (which evidence may include a satisfactory report from the Construction Inspector), and (B) in the event that such Capital Improvement Project relates to a Mortgaged Property and if requested by the Majority Banks, delivery to the Agent within thirty (30) days thereafter of affidavits, lien waivers or other evidence reasonably satisfactory to the Majority Banks showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property have been paid all amounts due for such labor and materials, and (iii) a certification by the chief financial or chief accounting officer of the general partner of the Borrower that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. Notwithstanding anything in this
Section 2.5 to the contrary, the Borrower shall be permitted to use the proceeds of a Loan to reimburse the Borrower for amounts paid from its own funds to acquire Real Estate, to develop undeveloped Real Estate (subject to the restrictions set forth in Section 8.9) or for Capital Improvement Projects with respect thereto. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Except as provided in this Section 2.5, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrower shall be liable in accordance with the terms of this Agreement to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages actually incurred by such Bank as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan as required by this Agreement. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Banks no later than three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof, or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than four (4) LIBOR Rate Loans outstanding at any one time. In the event that the proceeds from such Loan have been or are to be used for a purpose other than a Capital Improvement Project, then the Borrower shall provide to the Agent as soon as practicable such evidence as the Majority Banks shall reasonably require to evidence that such funds have been used for such purpose (which evidence may include, without limitation, a closing statement).

          6. Funds for Loans. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks by crediting such amount to the account of the Borrower maintained at the Agent's Head Office. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other

Bank's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing, provided that the Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrower's Loan Request subject to the terms of Section
2.5. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority secured position as against the Bank or Banks so failing or refusing for such Loans as provided in Section 12.6.

          7.  Letters of Credit

                 (a) Subject to the terms and conditions hereof and provided that all of the conditions contained in Section 11 have been satisfied, the Agent agrees to issue Letters of Credit for the account of the Borrower, from the date of this Agreement to, but not including, a date 90 days prior to the Maturity Date at such times as the Borrower may request; provided, however, that the aggregate undrawn face amount of Letters of Credit (including such requested Letter of Credit) at any one time outstanding shall not exceed the lesser of (i) $10,000,000.00 or (ii) the Total Commitment minus the aggregate principal amount of outstanding Loans (including any amounts drawn under any Letters of Credit and not yet reimbursed by the Borrower). The issuance of a Letter of Credit pursuant to this Section 2.7(a) shall be deemed to reduce the aggregate of the unborrowed Commitments of the Banks then in effect by an amount equal to the undrawn face amount of such Letter of Credit as set forth herein. Each Bank agrees to participate in each such Letter of Credit issued by the Agent in an amount equal to its Commitment Percentage of the total amount of the Letter of Credit requested by the Borrower; provided, however, that no Bank shall be required to participate in any Letter of Credit to the extent that its participation therein plus (x) such Bank's participation in the aggregate undrawn face amounts of all other Letters of Credit, and (y) such Bank's Commitment Percentage of the outstanding principal amount of any Loans (including any amounts drawn under any Letters of Credit and not yet reimbursed by the Borrower), would exceed an amount equal to such Bank's Commitment as then in effect. Each Bank agrees with the Agent that it will participate in each Letter of Credit issued by the Agent to the extent required by the preceding sentence. No Bank's obligation to participate in a Letter of Credit shall be affected by any other Bank's failure to participate in the same or any other Letter of Credit.

                 (b)      The Borrower shall deliver to the Agent at least five
(5) Business Days (or such shorter period as may be agreed to by the Agent in any particular instance) prior to the proposed issuance date or amendment date of any Letter of Credit, a Letter of Credit Application signed by the chief executive, chief financial or chief accounting officer of the general partner of the Borrower in the form of Exhibit D hereto (a "Letter of Credit

Application") together with a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Banks under Section 6.4 or Section 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed issuance of the Letter of Credit. Subject to the terms and conditions set forth in Section 2.7(a) and, unless the Agent is aware that the conditions precedent to such issuance of a Letter of Credit set forth in Section 11 have not been satisfied, the Agent will make the requested Letter of Credit available at the Agent's principal office not later than 4:00 p.m. (Boston time) on the issuance date, and, immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to participate in such Letter of Credit to the extent set forth in
Section 2.7(a). Not more than two (2) Business Days after the issuance of any Letter of Credit, the Agent shall notify each Bank of the amount and other contents of such Letter of Credit and of the date of issuance. The Agent shall notify each Bank at least monthly, or at the request of such Bank, of the amount of all outstanding Letters of Credit.

                 (c) The chief executive, chief financial or chief accounting officer of the general partner of the Borrower may request a Letter of Credit on behalf of the Borrower. The Agent shall be entitled to rely conclusively on such authorized officer's authority to request a Letter of Credit on behalf of the Borrower until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the authenticity of the signature appearing on any Letter of Credit Application.

                 (d) Each Letter of Credit Application shall be irrevocable and the Borrower shall be bound to accept the issuance of a Letter of Credit in accordance therewith.

                 (e) All Letters of Credit shall be stated to expire no more than twelve months from the date of issuance; provided, however, that no Letter of Credit shall be stated to expire after, or be extended for a period that ends after, the Maturity Date.

                 (f) In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Borrower shall reimburse the Agent by having such amount drawn treated as an outstanding Base Rate Loan under this Agreement and the Agent shall promptly notify each Bank by telex, telecopy, telegram, telephone (confirmed in writing) or other similar means of transmission, and each Bank shall promptly and unconditionally pay to the Agent, for the Agent's own account, an amount equal to such Bank's Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). If and to the extent any Bank shall not make such amount available on the Business Day on which such draw occurs, such Bank agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw occurred until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus 1% for each day thereafter. Further, such Bank shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Bank was required to fund pursuant to this Section 2.7(f) until such amount has been funded (as a result of such assignment or otherwise). In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in Section 12.6. The failure of any Bank to make funds available to the Agent in such amount shall not relieve any other Bank of its obligation hereunder to make funds available to the Agent pursuant to this Section 2.7(f).

                 (g) The obligation of the Borrower to reimburse the Agent, and of the Banks to make payments to the Agent with respect to Letters of Credit, shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                 (i) Any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents;

                 (ii) The existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any Letter of Credit);

                 (iii) Any draft, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect in the absence of gross negligence or willful misconduct on the part of the Agent;

                 (iv) The surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                 (v) Payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct of the Agent;

                 (vi) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

                 (vii)    The occurrence of any Event of Default or Default.

                 (h) Whenever the Agent receives a reimbursement payment from the Borrower on account of an amount drawn under a Letter of Credit, as to which the Agent has received for its own account any payment from the Banks pursuant to this Section 2.7, then the Agent shall promptly pay to each Bank which has funded its participation in such Letter of Credit in accordance with this Section 2.7, in Dollars and in the kind of funds so received, such Bank's share of such reimbursement payment based on its Commitment Percentage of such Letter of Credit.

                 (i) The Borrower shall pay to the Agent for the account of the Banks (based on their respective Commitment Percentage of Letters of Credit), a fee equal to one and three- quarters percent (1.75%) per annum on the face amount of such Letter of Credit calculated quarterly and payable in advance. The fee for any Letter of Credit with a term of less than one year (or part of a year) shall be calculated on a pro-rata basis. In addition, the Borrower shall pay the standard service charges for Letters of Credit issued from time to time by the Agent including an issuance fee of $150.00 for each Letter of Credit. Such additional fees shall be paid to the Agent for its own account. All such fees shall be payable when due in immediately available funds and shall be nonrefundable.

                 (j) In addition to amounts payable as elsewhere provided in this Section 2.7, the Borrower hereby agrees to pay, and to protect, indemnify and save harmless the Agent and the Banks from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Agent and the Banks may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of or participations in the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the Agent or any Bank as determined by a court of competent jurisdiction, or
(ii) the failure of the Agent to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future government or governmental authority (all such acts or omissions herein called "Government Acts"). The obligations of the Borrower under this
Section 2.7(j) shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder, including the Obligations.

                 (k) As between (i) the Borrower and (ii) the Agent and the Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any Bank shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of

Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the right or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent or any Bank, including, without limitation, any Government Acts; provided, however, that the Agent will be responsible for grossly negligent actions or willful misconduct on its part. None of the above shall affect, impair, or prevent the vesting of any of the Agent's or any Bank's rights or powers hereunder.

                 (l) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Agent or any Bank under any resulting liability to the Borrower other than as a result of gross negligence or willful misconduct by the Agent as determined by a court of competent jurisdiction.

          3.  REPAYMENT OF THE LOANS.

          1. Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

          2. Mandatory Prepayments. If at any time the aggregate outstanding principal amount of the Loans exceeds (a) the aggregate Commitment, or (b) the Borrowing Base for the Loans, then the Borrower shall pay the amount of such excess to the Agent for the respective accounts of the Banks for application to such Loans within the time period provided for in Section 12.3, subject to the Borrower's right to provide additional Collateral pursuant to Section 12.2.

          3. Optional Prepayments. The Borrower shall have the right, at its election, to prepay the outstanding amount of the applicable Loans, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to Section 4.7. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least five (5) Business Days' prior written notice of any prepayment pursuant to this Section 3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

          4.  Partial Prepayments.  Each partial prepayment of the Loans under
Section 3.2(a) and Section 3.3 shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

          5.  Effect of Prepayments.  Amounts of the Loans prepaid under
Section 3.2, Section 3.3 and Section 3.6 or out of any casualty or condemnation proceeds prior to the Maturity Date may be reborrowed as provided in Section 2.

          6. Proceeds from Debt or Equity Offering. At the option of the Majority Banks, the Borrower shall cause any Net Offering Proceeds to be paid by the Borrower or the Guarantor to the Agent for the account of the Banks as a prepayment of the Loans to the Borrower or which are guaranteed by the Guarantor within ten (10) days of the date such offering to the extent of the outstanding balance of such Loans.

          4.  CERTAIN GENERAL PROVISIONS.

          1.  Conversion Options.

                 (a) The Borrower may elect from time to time to convert any of its outstanding Loans to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three
(3) Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least four (4) LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than four (4) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a

LIBOR Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

                 (b) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

                 (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan to it, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

          2. Commitment and Syndication Fee. The Borrower has paid to FNBB certain fees for services rendered or to be rendered in connection with the Loan as provided pursuant to an Amended and Restated Agreement Regarding Fees dated as of April 26, 1996 between the Borrower and FNBB.

          3. Agent's Fee. The Borrower will pay to the Agent, for the Agent's own account, an annual Agent's fee calculated at the rate, and payable at such times as are, set forth in the Agreement Regarding Fees referred to in Section 4.2.

          4.  Funds for Payments.

                 (a) All payments of principal, interest, unused facility fees, Agent's fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 1:00 p.m. (Boston time) on the day when due, in each case in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with FNBB designated by the Borrower, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

                 (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

          5. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

          6. Inability to Determine LIBOR Rate. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and
(b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

          7. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

          8. Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, the Borrower will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Loan minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable).

          9. Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                 (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment, the Loans or the Letters of Credit (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                 (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

                 (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

                 (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Letters of Credit, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

                  (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Bank's Commitment, or

                 (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans or the Letters of Credit, or

                    (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will within fifteen (15) days after demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

          10. Capital Adequacy. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount and setting forth such Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          11. Indemnity of Borrower. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request.

          12. Interest on Overdue Amounts; Late Charge. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall, following the expiration of any applicable cure period expressly provided for in this Agreement, bear interest payable on demand at a rate per annum equal to five percent (5.0%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within the applicable cure period expressly provided for in this Agreement

          13. HLT Classification. The Banks acknowledge that as of the date hereof neither the Commitments nor the Loans are classified as "highly leveraged transactions". Notwithstanding the foregoing, if after the date hereof, the Agent determines, or is advised by any Bank that such Bank has determined or has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank, that any of the Commitments or Loans are classified as a "highly leveraged transaction" (an "HLT Classification") pursuant to any existing regulations regarding "highly leveraged transactions" or any modification, amendment or interpretation thereof, or the adoption of new regulations regarding "highly leveraged transactions" after the date hereof by any governmental authority, central bank or comparable agency, the Agent shall promptly give notice of such HLT Classification to the Borrower and the Banks (which date is hereafter referred to as the "HLT Notice Date"). The Agent, the Banks and the Borrower shall thereupon commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Borrower and the Majority Banks agree on the amount of such increase or increases, this Agreement shall be promptly amended to give effect to such increase or increases. If the Borrower and the Majority Banks fail to so agree and the Borrower has failed to refinance the Loans within 90 days after the HLT Notice Date, then the Agent shall, if so requested by the Majority Banks, by notice to the Borrower terminate the Commitments and accelerate the maturity date of the Loans and the Loans shall become due and payable in full on the date specified in such notice, which date shall be not earlier than 180 days after the HLT Notice Date. The Agent and the Banks acknowledge that an HLT Classification is not a Default or an Event of Default.

          14. Certificate. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section 4.11, Section 4.12 or Section 4.13 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

          15. Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the Borrower, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

          5.  COLLATERAL SECURITY.

          1.  Collateral.  The Obligations of the Borrower shall be secured by
(i) a perfected first priority lien or security title to be held by the Agent for the benefit of the Banks in the Mortgaged Property, Building Service Equipment and other personal property of the Borrower, pursuant to the terms of the Security Deeds, (ii) a perfected first priority security interest to be held by the Agent for the benefit of the Banks in the Leases pursuant to the Assignments of Rents and Leases from the Borrower and (iii) the Indemnity Agreement. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty.

          2.  Appraisals.

                 (a) The Agent on behalf of the Banks shall require biennial Appraisals of each of the Mortgaged Properties, which will be ordered by the Agent and reviewed and approved by the appraisal department of the Agent, or, if the Agent's appraisal department has determined that the value of any Mortgaged Property is more than five percent (5%) different from the value for such Mortgaged Property as set forth in the Appraisal delivered to the Agent by the Borrower, by the appraisal departments of the Majority Banks, in order to determine the current Appraised Value and Borrowing Base of the Mortgaged Property, and the Borrower shall pay to the Agent on demand all reasonable costs of all such Appraisals relating to the Mortgaged Property of the Borrower; provided, however, that so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) regulatory requirements of any Bank generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Bank shall not require more frequent Appraisals and (iii) there has been no material change in the market for the leasing of any of the Mortgaged Properties as reasonably determined by the Agent, the Borrower shall not be required to pay for Appraisals for a particular Mortgaged Property more often than once in any twenty-four (24) month period, with the result that unless any such condition shall occur the first Appraisals of a Mortgaged Property for which the Borrower shall be financially responsible shall not be required prior to the date which is twenty- four (24) months from the date of the Appraisal for such Mortgaged Property delivered to the Agent pursuant to this Agreement. Notwithstanding the foregoing provisions, however, in the event of a material change of the type referred to in clause (iii), the Borrower shall not be required to pay for Appraisals of the affected Mortgaged Property or Mortgaged Properties more often than once in any twelve (12) month period.

                 (b) Notwithstanding the provisions of Section 5.2(a), the Agent may, for the purpose of determining the current Appraised Value and Borrowing Base of the applicable Mortgaged Properties, perform annual internal studies updating and revising prior Appraisals with respect to the Mortgaged Properties or such portion thereof as the Agent shall determine at any time following (i) the occurrence of an event or condition which, in the reasonable judgment of the Agent, constitutes a material adverse change with respect to a Mortgaged Property or presents a reasonable likelihood that such a change shall occur in the future or (ii) a condemnation of or uninsured casualty to a Mortgaged Property (provided that any such Appraisal as a result of an event or condition described in clause (i) or (ii) shall be limited to the affected Mortgaged Property). The expense of such Appraisals and updates performed pursuant to this Section 5.2(b) shall be borne by the Borrower, provided that the Borrower shall not be required to pay for any update pursuant to Section 5.2(b)(i) more often than once in any twelve (12) month period.

                 (c) In the event that the Agent shall advise the Borrower, on the basis of any Appraisal or update pursuant to Section 5.2, that the Borrower's Borrowing Base is insufficient to comply with the requirements of Section 9.1, then until such Borrowing Base shall be restored to compliance with Section 9.1 the Banks shall not be required to make advances under Section 2.1.

          3.  Release of Collateral.   Upon termination of this Agreement and
the Commitment of the Banks to make Loans and to participate in Letters of Credit hereunder and the payment in full of all of the Obligations, the Agent, on behalf of the Banks, shall release the Collateral and shall execute such instruments of release as the Borrower and its counsel may reasonably request. In addition, Collateral may be released as provided in Section 8.8.

          4. Substitution of Mortgaged Property. Any requested substitution by the Borrower of any Real Estate for any Mortgaged Property shall require the consent of the Majority Banks and shall require the completion and delivery to the Agent, for the benefit of the Banks, of the Eligible Real Estate Qualification Documents and the payment to the Agent, for the benefit of the Banks, of a substitution fee of $10,000 to be split equally by the Banks, without regard to their respective Commitment Percentages.

          6.     REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR
                 AND THE BORROWER.

         The Borrower and the Guarantor, jointly and severally, represent and warrant to the Agent and the Banks as follows.

          1.  Corporate Authority, Etc.

                 (a) Incorporation; Good Standing. The Borrower is a Delaware limited partnership duly organized pursuant to its limited partnership agreement dated December 21, 1994, as amended as of January 1, 1995, and as amended and restated on May 1, 1996, and a Certificate of Limited Partnership and amendments thereto filed with the Secretary of the State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. The Guarantor is a Massachusetts business trust duly organized pursuant to its amended and restated trust agreement dated June 14, 1988 and a Certificate of Trust and amendments thereto filed with the Secretary of the Commonwealth of Massachusetts and is validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Each of the Borrower and the Guarantor (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) as to the Borrower is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Mortgaged Property of the Borrower is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such person. The Guarantor is a real estate investment trust in full compliance with and entitled to the benefits of
Section 856 of the Code.

                 (b) Subsidiaries. Each of the Subsidiaries of the Borrower and the Guarantor (i) is a corporation, limited partnership or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Mortgaged Property held by it is located and in each other jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower, the Guarantor, or such Subsidiary.

                 (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or the Guarantor is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person,
(ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

                 (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower or the Guarantor is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          2. Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or the Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

          3. Title to Properties: Lease. The Borrower, the Guarantor and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and the Guarantor as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

          4.  Financial Statements.  The Borrower has furnished to each of the
Banks: (a) the consolidated balance sheet of the Borrower, the Guarantor and their respective Subsidiaries as of the Balance Sheet Date, (b) an unaudited statement of Operating Cash Flow for each of the Mortgaged Properties for the previous three (3) fiscal years ended December 31, 1995, to the extent available, satisfactory in form to the Majority Banks and certified by the chief financial or accounting officer of the general partner of the Borrower as fairly presenting the operating income for such parcels for such periods, provided that such certification need only be made with respect to any Mortgaged Property for the period such Mortgaged Property has been owned and operated by the Borrower, if such period is less than three (3) fiscal years, and (c) certain other financial information relating to the Borrower, the Guarantor and the Real Estate. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower, the Guarantor and their respective Subsidiaries as of such dates and the results of the operations of the Borrower, the Guarantor and the Mortgaged Properties for such periods. There are no liabilities, contingent or otherwise, of the Borrower, the Guarantor or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

          5. No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, the Guarantor, and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower and the Guarantor as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

          6. Franchises, Patents, Copyrights, Etc. The Borrower and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

          7. Litigation. Except as stated on Schedule 6.7 there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such person threatened against the Borrower, the Guarantor or any of their respective Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Guarantor to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

          8. No Materially Adverse Contracts, Etc. None of the Borrower, the Guarantor or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrower, the Guarantor, nor any of their respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the partners or officers of such Person, to have any materially adverse effect on the business of any of them.

          9. Compliance with Other Instruments, Laws, Etc. None of the Borrower, the Guarantor or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

          10. Tax Status. The Borrower, the Guarantor and each of their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the partners or officers of such Person know of no basis for any such claim.

          11. No Event of Default. No Default or Event of Default has occurred and is continuing.

          12. Holding Company and Investment Company Acts. None of the Borrower, the Guarantor, or any of their respective Subsidiaries is or after giving effect to any loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

          13. Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower or its Subsidiaries or rights thereunder.

          14. Setoff, Etc. The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except those encumbrances permitted in the Security Deeds.

          15. Certain Transactions. Except as set forth on Schedule 6.15, none of the officers, trustees, directors, or employees of the Borrower, the Guarantor or any of their respective Subsidiaries is a party to any transaction with either or both of the Borrower, the Guarantor or any of their respective Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, the Guarantor, or any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          16. Employee Benefit Plans. None of the Borrower, the Guarantor or any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan; provided, however, that nothing hereon shall prohibit the Borrower, the Guarantor or any of their respective Subsidiaries from maintaining or contributing to an Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan so long as the Borrower, the Guarantor or such Subsidiary does so in compliance with all applicable laws.

          17. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

          18. Environmental Compliance. The Borrower and the Guarantor has each taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, makes the following representations and warranties.

                 (a) With respect to the Mortgaged Properties, and to the best of the Borrower's and the Guarantor's knowledge with respect to any other Real Estate, none of the Borrower, the Guarantor or their respective Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves any of the Mortgaged Properties or involves other Real Estate and would have a material adverse effect on the business, assets or financial condition of the Borrower, the Guarantor or any of their respective Subsidiaries.

                 (b) None of the Borrower, the Guarantor or any of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B
(1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, the Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                 (c) With respect to the Mortgaged Properties, and to the best of the Borrower's and the Guarantor's knowledge with respect to any other Real Estate, except as specifically set forth in the written environmental site assessment reports of McLaren Hart provided to the Agent on or before the date hereof or, in the case of Real Estate acquired after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent under Section 7.4(h): (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws in all material respects, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Mortgaged Property; (ii) in the course of any activities conducted by either the Borrower, the Guarantor, their Subsidiaries or the operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance with applicable Environmental Laws in all material respects; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from any of the Mortgaged Properties, or, to the best of the Borrower's or the Guarantor's knowledge, on, upon, into or from the other properties of the Borrower, the Guarantor or their respective Subsidiaries, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's or the Guarantor's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's or the Guarantor's knowledge, operating in compliance with such permits and applicable Environmental Laws.

                 (d) None of the Borrower, the Guarantor, their respective Subsidiaries, the Mortgaged Properties or any other Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Security Deeds or to the effectiveness of any other transactions contemplated hereby.

          19. Subsidiaries. Schedule 6.19 sets forth all of the Subsidiaries of the Borrower and the Guarantor. The form and jurisdiction of organization of each of the Subsidiaries, and the Borrower's and the Guarantor's ownership interest therein, is set forth in said Schedule 6.19.

          20. Leases. The Borrower has delivered to the Agent true copies of the forms of the Leases used by the Borrower at the Mortgaged Properties as of the date hereof.

          21. Loan Documents. All of the representations and warranties made by or on behalf of the Borrower, the Guarantor, and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor the Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading.

          22. Mortgaged Property. The Borrower and the Guarantor each makes the following representations and warranties concerning each Mortgaged
Property:

                 (a) Off-Site Utilities. All water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Mortgaged Property are installed to the property lines of the Mortgaged Property through dedicated public rights-of-way or through perpetual private easements approved by the Majority Banks with respect to which the applicable Security Deed creates a valid and enforceable first lien and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with applicable law.

                 (b) Access, Etc. The streets abutting the Mortgaged Property are dedicated and accepted public roads, to which the Mortgaged Property has direct access by trucks and other motor vehicles and by foot, or are perpetual private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Mortgaged Property has direct access approved by the Majority Banks and with respect to which the applicable Security Deed creates a valid and enforceable first lien. All private ways providing access to the Mortgaged Property are zoned in a manner which will permit access to the Building over such ways by trucks and other commercial and industrial vehicles.

                 (c) Independent Building. The Building is fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways or through insured perpetual private easements approved by the Majority Banks. The Building is located on a lot which is separately assessed for purposes of real estate tax assessment and payment. The Building, all Building Service Equipment and all paved or landscaped areas related to or used in connection with the Building are located wholly within the perimeter lines of the lot or lots on which the Mortgaged Property is located, except as may be specifically shown on the Survey for such Mortgaged Property.

                 (d) Condition of Building; No Asbestos. The Building is, in all material respects, structurally sound, in good repair and free of defects in materials and workmanship. All major building systems located within the Building, including without limitation heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems, are in good working order and condition. Except as set forth in the Phase I environmental site assessments delivered by the Borrower to the Agent, no asbestos is located in or on the Building, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer.

                 (e) Building Compliance with Law. The Building as presently constructed, used, occupied and operated does not, in any material respect, violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws. The Building complies, in all material respects, with applicable zoning laws and regulations and is not a so-called non-conforming use. The zoning laws permit use of the Building for its current use. There is such number of parking spaces on the lot or lots on which the Mortgaged Property is located as is adequate under the zoning laws and regulations to permit use of the Building for its current use. Each Mortgaged Property constitutes a separate parcel which has been properly subdivided in accordance with all applicable state and local laws, regulations and ordinances to the extent required thereby, and neither the execution and delivery of the Security Deeds nor the exercise of any remedies thereunder by Agent shall violate any such law or regulation relating to the subdivision of real property.

                 (f) No Required Mortgaged Property Consents, Permits, Etc. Neither the Borrower nor the Guarantor has received any notice of, and has no knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by applicable laws, rules, ordinances or regulations or any agreement affecting the Mortgaged Property for the maintenance, operation, servicing and use of the Mortgaged Property or the Building for its current use which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. No such approvals, consents, permits or licenses (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of the Mortgaged Property pursuant to the Security Deed. To the best knowledge of the Borrower and the Guarantor, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Mortgaged Property or any part thereof.

                 (g) Insurance. Neither the Borrower nor the Guarantor has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to the Mortgaged Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property complies with the requirements of all of the Borrower's and the Guarantor's insurance carriers.

                 (h) Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Property or any part thereof which are payable by the Borrower or the Guarantor (except only real estate or other taxes or assessments, that are not yet due and payable). The Borrower has delivered to the Agent true and correct copies of real estate tax bills for the Mortgaged Property for the past three fiscal years. No abatement proceedings are pending with reference to any real estate taxes assessed against the Mortgaged Property, other than with respect to taxes which have been paid under protest and which are being contested in good faith. Except as set forth in the Title Policies delivered to the Agent, there are no betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Property, and neither the Borrower nor the Guarantor has received any notice of any such special assessment being contemplated.

                 (i) Historic Status. The Building is not a historic structure or landmark and neither the Building or the Mortgaged Property is located within any historic district pursuant to any federal, state or local law or governmental regulation.

                 (j) Eminent Domain; Casualty. There are no pending eminent domain proceedings against the Mortgaged Property or any part thereof, and, to the knowledge of the Borrower or the Guarantor, no such proceedings are presently threatened or contemplated by any taking authority. Neither the Mortgaged Property, the Building or any part thereof is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

                 (k) Leases. An accurate and complete Rent Roll and summary thereof in a form reasonably satisfactory to the Majority Banks as of the date of inclusion of the Mortgaged Property in the Collateral (or such other recent date as may be acceptable to the Agent) with respect to all Leases of any portion of the Mortgaged Property has been provided to the Agent. The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements and understandings relating to leasing or licensing of space at the Mortgaged Property and in the Building relating thereto. Each of the Leases was entered into as the result of arms-length negotiation and has not been modified, changed, altered, assigned, supplemented or amended in any respect, except as reflected on the Rent Roll, and no tenant is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments or lease buy-outs, except as reflected in the Rent Roll. There are no occupancies, rights, privileges or licenses in or to the Mortgaged Property or portion thereof other than pursuant to the Leases reflected in Rent Rolls previously furnished to the Agent for the Mortgaged Property. Except as set forth in each Rent Roll, the Leases reflected therein are in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and neither the Borrower or the Guarantor has given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases. The Rent Rolls furnished to the Banks accurately and completely set forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month's rent in advance. All tenant improvements or work to be done for tenants on the Rent Roll, furnished or paid for by the Borrower or the Guarantor, or credited or allowed to a tenant, for, or in connection with, the Building pursuant to any Lease has been completed and paid for or provided for in a manner satisfactory to the Agent. No material leasing, brokerage or like commissions, fees or payments are due from the Borrower or the Guarantor in respect of the Leases.

                 (l) Service Agreements; Management Agreements. Except as listed on Schedule 6.22, there are no material Service Agreements relating to the operation and maintenance of the Building, the Mortgaged Property, or any portion thereof that are not cancelable at any time. The Borrower has no Management Agreements for the Mortgaged Properties. To the best knowledge of the Borrower, there are no material claims or any bases for material claims in respect of the Mortgaged Property or its operation by any party to any Service Agreement or Management Agreement.

                 (m) Other Material Real Property Agreements; No Options. There are no material agreements pertaining to the Mortgaged Property, any Building thereon or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto), the Title Policies or otherwise disclosed in writing to the Agent and the Banks by the Borrower; and no person or entity has any right or option to acquire the Mortgaged Property or any Building thereon or any portion thereof or interest therein.

          23. Brokers. None of the Borrower, the Guarantor, or any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

          24. Other Debt. None of the Borrower, the Guarantor, or any of their respective Subsidiaries is in default of the payment of any Indebtedness or any other agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower. The Borrower has provided to the Agent a schedule, and upon the request of the Agent will provide copies, of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower or its properties and entered into by the Borrower as of the date of this Agreement with respect to any Indebtedness of the Borrower.

          25. Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, the Borrower is not insolvent on a balance sheet basis such that the sum of the Borrower's assets exceeds the sum of the Borrower's liabilities, the Borrower is able to pay its debts as they become due, and the Borrower has sufficient capital to carry on its business.

          7.     AFFIRMATIVE COVENANTS OF THE GUARANTOR
                 AND THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or to participate in any Letters of Credit:

          1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on their respective Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

          2. Maintenance of Office. The Borrower will maintain its chief executive office at 27600 Northwestern Highway, Suite 200, Southfield, Michigan, 48034, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

          3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves.

          4. Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to each of the Banks:

                 (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Deloitte & Touche, or by another "Big Six" accounting firm, the Form 10-K filed with the SEC (unless the SEC has approved an extension, in which event the Borrower will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the SEC), and any other information the Banks may need to complete a financial analysis of the Borrower and its Subsidiaries;

                 (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for the portion of the Borrower's fiscal year then elapsed, and a statement showing the aging of the receivables and payables for the Mortgaged Properties, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which may be provided by inclusion in the Form 10-Q of the Borrower for such period provided pursuant to subsection (c) below), together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                 (c) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower in each year, copies of Form 10-Q filed with the SEC (unless the SEC has approved an extension in which event the Borrower will deliver such copies of the Form 10-Q to the Agent and each of the Banks simultaneously with delivery to the SEC);

                 (d) as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), (i) copies of a consolidated statement of Operating Cash Flow for such fiscal quarter for the Borrower and its Subsidiaries and a statement of Operating Cash Flow for such fiscal quarter for the Borrower and each of the Mortgaged Properties, prepared on a basis consistent with the statement furnished pursuant to Section 6.4(c) together with a certification by the chief financial or chief accounting officer of the general partner of the Borrower, that the information contained in such statement fairly presents the Operating Cash Flow of the Borrower and its Subsidiaries and the Mortgaged Properties for such period, and (ii) the Borrower's best estimate on a quarterly and rolling four quarter basis of the Borrower's taxable net income;

                 (e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the general partner of the Borrower in the form of Exhibit C hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                 (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Guarantor or the partners of the Borrower;

                 (g) as soon as practicable but in any event not later than forty-five (45) days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), updated Rent Rolls with respect to the Mortgaged Properties and a summary of each Rent Roll and rolling four quarter operating statements and tenant sales reports with respect to the Mortgaged Properties, all in form reasonably satisfactory to the Majority Banks;

                 (h) not later than thirty (30) days following each acquisition of an interest in Real Estate having a fair market value in excess of $1,000,000.00 by the Borrower or any of its Subsidiaries (which for the purposes of this Section 7.4(h) shall include the Investments described in
Section 8.3(i)), each of the following (provided that with respect to the Investments described in Section 8.3(i), the following items shall be provided to the extent reasonably available to the Borrower or its Subsidiaries): (i) the closing statement relating to such acquisition, (ii) a description of the property acquired, (iii) a certificate from the chief financial or accounting officer of the Borrower stating that (A) an environmental site assessment has been prepared by an Environmental Engineer and such assessment contains no material qualifications with respect to such Real Estate and (B) a statement of condition of such Real Estate has been prepared by a construction engineer and such statement contains no material qualifications, (iv) an historical operating statement of such Real Estate for such period as may be available to the Borrower and a current rent roll for such Real Estate, and (v) a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Banks under Section 6.4 or this Section 7.4 adjusted in the best good-faith estimate of the Borrower to give effect to such acquisition and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such acquisition;

                 (i) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower;

                 (j) promptly upon completion, copies of such market studies relating to the Mortgaged Property and the other Eligible Real Estate as are from time to time prepared by or on behalf of the Borrower or its Subsidiaries;

                 (k) not later than thirty (30) days following each acquisition of an interest in a Subsidiary, each of the following: (i) the name and structure of the Subsidiary, (ii) a description of the property owned by such Subsidiary, and (iii) such other information as the Agent may reasonably request;

                 (l) simultaneously within the delivery of the financial statement referred to in subsection (a) above, a statement (i) listing the Real Estate owned by the Borrower and its Subsidiaries (or in which the Borrower or its Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of the Borrower and its Subsidiaries (excluding Indebtedness of the type described in Section 8.1(b)-(e)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and (iii) listing the properties of the Borrower and its Subsidiaries which are under "development" (as used in Section 8.9) and providing a brief summary of the status of such development;

                 (m) not later than thirty (30) days prior to the end of each fiscal year of the Borrower a budget and business plan for the next fiscal year; and

                 (n) from time to time such other financial data and information in the possession of the Borrower or its Subsidiaries (including without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower) as the Agent may reasonably request.

          5.  Notices.

                 (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, the Guarantor or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower or the Guarantor, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                 (b) Environmental Events. The Borrower will promptly give notice to the Agent (i) upon the Borrower obtaining knowledge of any potential or known Release, of any Hazardous Substances at or from the Mortgaged Property; (ii) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves the Mortgaged Property or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any Subsidiary or the Agent's liens on the Collateral pursuant to the Security Documents.

                 (c) Notification of Claims Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to any Mortgaged Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Banks with respect to the Collateral, are subject.

                 (d) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, the Guarantor or any of their respective Subsidiaries or to which the Borrower, the Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, the Guarantor or any of their respective Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or the Guarantor and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the

Banks, within ten days of any judgment not covered by insurance, whether final or otherwise, against the Borrower, the Guarantor or any of their respective Subsidiaries in an amount in excess of $100,000.

                 (e) Notice of Proposed Sales, Encumbrances, Refinance or Transfer of Non-Mortgaged Property. The Borrower will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of any Real Estate other than Mortgaged Property or other Investment described in
Section 8.3(i) of the Borrower, the Guarantor or their respective Subsidiaries within any fiscal quarter of the Borrower, such notice to be submitted, in the case of any such sale, encumbrance, refinance or transfer in an amount in excess of $1,000,000.00, together with the Compliance Certificate provided or required to be provided to the Banks under Section 7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good-faith estimate of the Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any Real Estate other than the Mortgaged Property or other Investment described in Section 8.3(i) of the Borrower, the Guarantor or their respective Subsidiaries, the Borrower shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Banks under Section 6.4 or Section 7.4 adjusted as provided in the preceding sentence.

                 (f) Notification of Banks. Promptly after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

          6.  Existence; Maintenance of Properties.

                 (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited partnership. The Borrower will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

                 (b) The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of the applicable Mortgaged Property or on the financial condition, assets or operations of the Borrower and its Subsidiaries.

          7. Insurance. (a) The Borrower will, at its expense, procure and maintain for the benefit of the Borrower and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Majority Banks, providing the following types of insurance covering the Mortgaged Property:

                 (i) "All Risks" property insurance (including broad form flood, broad form earthquake and comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower and its Subsidiaries in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of the Borrower and its Subsidiaries or such other limit as the Agent may approve, with deductibles not to exceed $10,000 for any one occurrence, with a replacement cost coverage endorsement, an agreed amount endorsement, and, if requested by the Majority Banks, a contingent liability from operation of building laws endorsement in such amounts as the Majority Banks may require. Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower and its Subsidiaries without deduction for physical depreciation thereof;

                 (ii) During the course of construction or repair of any Building, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Real Estate, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

                 (iii) Flood insurance if at any time any Building is located in any federally designated "special hazard area" (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, Vl-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

                 (iv) Rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including without limitation, rental income, for the Real Estate for a twelve month period;

                 (v) Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Majority Banks may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two years following completion of construction of any improvements on the Real Estate, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $l,000,000, a completed operations aggregate limit of not less than $1,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury, property damage and medical payments;

                 (vi) During the course of construction or repair of any improvements on the Real Estate, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above;

                 (vii) Employers liability insurance with respect to the Borrower's employees;

                 (viii) Umbrella liability insurance with limits of not less than $10,000,000 to be in excess of the limits of the insurance required by clauses (v), (vi) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses
         (v), (vi) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

                 (ix) Workers' compensation insurance for all employees of the Borrower or its Subsidiaries engaged on or with respect to the Real Estate; and

                 (x) Such other insurance in such form and in such amounts as may from time to time be reasonably required by the Majority Banks against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Real Estate.

The Borrower shall pay all premiums on insurance policies. The insurance policies with respect to all Mortgaged Property provided for in clauses (v), (vi) and
(viii) above shall name the Agent and each Bank as an additional insured and shall contain a cross liability/ severability endorsement. The insurance policies provided for in clauses (i), (ii), (iii) and (iv) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender's loss payable endorsements in form and substance acceptable to the Majority Banks. The Borrower shall deliver duplicate originals or certified copies of all such policies to the Majority Banks, and the Borrower shall promptly furnish to the Majority Banks all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least 30 days prior to the expiration date of the policies, the Borrower shall deliver to the Banks evidence of continued coverage, including a certificate of insurance, as may be satisfactory to the Majority Banks.

         (b) All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of the Borrower or any Subsidiary or anyone acting for the Borrower or any Subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Real Estate for purposes more hazardous then permitted by the terms of the policy, and no foreclosure or any other change in title to the Real Estate or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower or any Subsidiary and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available,
(iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least 30 days prior written notice to the Agent by certified or registered mail, and (v) that the Agent or the Banks shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

         (c) The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrower and other Persons not included in the Mortgage Property, provided that such blanket policy or policies comply with all of the terms and provisions of this Section 7.7 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim provision with respect to property insurance and an aggregate limits of insurance endorsement in the case of liability insurance.

         (d) All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the states where the Real Estate is located and having a rating in Best's Key Rating Guide of at least

"A" and a financial size category of at least "VIII".

         (e) Neither the Borrower nor any Subsidiary shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this Section 7.7.

         (f) In the event of any Loss or damage to the Mortgaged Property in excess of $50,000, the Borrower shall give immediate written notice to the insurance carrier and the Agent, and the Agent shall furnish a copy of such notice promptly to each of the Banks. The Borrower may make proof of loss and adjust and compromise any claim under insurance policies which is of an amount not more than $500,000.00 so long as no Event of Default has occurred and is continuing and so long as the Borrower shall in good faith diligently pursue such claim. The Borrower hereby irrevocably authorizes and empowers the Agent, at the Agent's option in the Agent's sole discretion or at the request of the Majority Banks in their sole discretion, as attorney in fact for the Borrower, except as provided in the preceding sentence, to make proof of any loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Agent's expenses incurred in the collection of such proceeds, provided that the Agent agrees to consult with the Borrower prior to taking such action. If the Mortgaged Property is acquired by the Agent or any nominee through foreclosure, deed in lieu of foreclosure or otherwise is acquired from the Borrower, all right, title and interest of the Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to such sale or acquisition shall pass to the Agent or any other successor in interest to the Borrower or purchaser or grantee of the Mortgaged Property.

         (g) Subject to the terms of the following sentence, the Borrower authorizes the Agent, at the Agent's option or at the request of the Majority Banks in their sole discretion, to (i) apply the balance of such proceeds to the payment of the Obligations of the Borrower whether or not then due, or (ii) if the Agent or the Majority Bank shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds to be used to pay all taxes, charges, sewer use fees, water rates and assessments which may be imposed upon the Mortgaged Property and the Obligations of the Borrower as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse the Borrower, in accordance with such terms and conditions as Agent may prescribe, for the cost of such reconstruction or repair of the Mortgaged Property, and on completion of such reconstruction or repair to apply any of the excess to the payment of the Obligations of the Borrower. Notwithstanding the foregoing, the Agent shall make such net proceeds available to the Borrower to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe for the disbursement of such proceeds to assure completion of such reconstruction or repair provided that (x) no Default or Event of

Default shall have occurred and be continuing, (y) the Borrower shall have provided to Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, and (z) the Agent shall determine that such repair or reconstruction can be completed prior to the Maturity Date.

         (h) The Borrower will, at its expense, procure and maintain insurance covering the Borrower and the Real Estate other than the Mortgaged Property in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

         (i) The Borrower shall provide to the Agent for the benefit of the Banks Title Policies for all of the Mortgaged Properties of the Borrower which shall at all times be in an aggregate amount of not less than the total Commitments for the Borrower at the time in effect. Each Title Policy shall also contain, to the extent available, a tie-in endorsement aggregating the insurance coverage provided under all of the policies relating to the Borrower with tie-in endorsements.

          8. Taxes. The Borrower and each Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Mortgaged Property and the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower and each Subsidiary of the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Majority Banks and sufficient to stay all such proceedings or
(ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

          9. Inspection of Properties and Books. The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrower's expense to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections more often than once in any twelve (12) month period. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

          10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with, and will cause each of its Subsidiaries to comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws,
(ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

          11. Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit to the Borrower solely to provide short-term financing (a) for the acquisition of fee interests by the Borrower in Real Estate which is utilized principally for shopping centers, (b) for Capital Improvement Projects, (c) subject to the restrictions set forth in Section 8.9, for development of new shopping centers, the acquisition of undeveloped Real Estate, (d) for general corporate purposes including working capital, (e) to repay outstanding Indebtedness, and (f) for such other purposes as the Majority Banks in their discretion from time to time may agree to in writing.

          12. Further Assurances. Each of the Borrower and the Guarantor will cooperate with, and will cause each of its Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

         13. Compliance. The Borrower shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents. The Guarantor shall at all times comply with all requirements of applicable laws necessary to maintain REIT Status and shall operate its business in compliance with the terms and conditions of this

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Agreement and the other Loan Documents.

          14. Management. There shall not occur, without the prior written consent of the Majority Banks, which consent shall not be unreasonably withheld, any material change in management of the Mortgaged Properties (including, without limitation, the hiring of third party managers), provided that so long as the Mortgaged Properties are managed by the Borrower, a change in the internal management personnel of the Borrower shall not be deemed a material change in management.

          15. Interest Rate Contracts. At all times when variable rate Indebtedness of the Borrower exceeds twenty percent (20%) of the Borrower's Consolidated Total Adjusted Asset Value, the Borrower shall maintain in effect Interest Rate Contracts which are satisfactory to the Agent.

          8.     CERTAIN NEGATIVE COVENANTS OF THE GUARANTOR
                 AND THE BORROWER.

         The Borrower and the Guarantor, jointly and severally, covenant and agree that, so long as any Loan, Letter of Credit or Note is outstanding or any of the Banks has any obligation to make any Loans or to participate in any Letters of Credit:

          1. Restrictions on Indebtedness. The Guarantor will not (other than solely as a result of its status as a general partner of the Borrower) create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness other than the Obligations and any Indebtedness of the Borrower permitted under the terms of this Section 8.1. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                 (a) Indebtedness to the Banks arising under any of the Loan Documents;

                 (b) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                 (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

                 (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                 (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                 (f) subject to the provisions of Section 9, Non-recourse Indebtedness of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any of its Subsidiaries shall incur any Non-recourse Indebtedness unless the Borrower shall have provided to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such incurrence, and environmental indemnities and customary exceptions to exculpatory language shall be permitted in any such Non-recourse Indebtedness;

                 (g) Indebtedness in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in Section 8.3(d) or (e);

                 (h) Indebtedness existing on the date of this Agreement and listed and described on Schedule 8.1 hereto and refinancing of same;

                 (i) subject to the provisions of Section 9, other recourse Indebtedness of the Borrower and its Subsidiaries not secured by the Mortgaged Property in an aggregate outstanding principal amount (excluding the Obligations and those obligations set forth in Schedule 8.1) not exceeding $2,500,000.00; provided that neither the Borrower nor any of its Subsidiaries shall incur any recourse Indebtedness described in this Section 8.1(i) unless the Borrower shall have provided to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such incurrence;

                 (j) Indebtedness in respect of purchase money financing for equipment, computers and vehicles acquired in the ordinary course of the Borrower's business not exceeding $1,000,000.00; and

                 (k) recourse debt required by another lender to obtain a construction loan in an aggregate not exceeding $50,000,000.00.

          2. Restrictions on Liens, Etc. Neither the Guarantor nor the Borrower will, nor will either of them permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of the Borrower, the Guarantor or such Subsidiary which prohibits the creation or maintenance of any lien securing the Obligations; provided that the Borrower, the Guarantor and any Subsidiary of either of them may create or incur or suffer to be created or incurred or to exist:

                 (i) liens in favor of the Borrower or the Guarantor on all or part of the assets of Subsidiaries of such Person (other than Collateral) securing Indebtedness owing by Subsidiaries of such Person to such Person;

                 (ii) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

                 (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

                 (iv) liens on properties other than the Mortgaged Property or any interest therein (including the rents, issues and profits therefrom) in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by Section 8.1(d),
         Section 8.1(f) or Section 8.1(b), (c), (h) or (i);

                 (v) encumbrances on properties other than the Mortgaged Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower, the Guarantor or a Subsidiary of such Person is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, the Guarantor or their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower or the Guarantor individually or of such Person and its Subsidiaries on a consolidated basis;

                 (vi) liens on Real Estate other than the Mortgaged Property and Short-term Investments securing Non-recourse Indebtedness permitted by Section 8.1(f);

                 (vii) liens on Real Estate other than the Mortgaged Property permitted by Section 8.1(h), (i) and (j);

                 (viii) liens in favor of the Agent and the Banks under the Loan Documents;

                 (ix) liens and encumbrances on a Mortgaged Property expressly permitted under the terms of the Security Deed relating thereto; and

                 (x)      other presently outstanding liens listed on Schedule
         8.2 on properties other than the Mortgaged Property and refinancing the same.

          3. Restrictions on Investments. Neither the Borrower nor the Guarantor will, nor will either of them permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                 (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

                 (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

                 (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

                 (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

                 (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

                 (f) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection
(a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

                 (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

                 (h) Investments in Subsidiaries of the Borrower or the Guarantor, but only with the consent of the Majority Banks;

                 (i)      Investments in Real Estate permitted under
Section 7.11; and

                 (j) Subject to the restrictions set forth in Section 8.9, investments in real estate investment trusts which own real property which is used principally for fee interests in Real Estate utilized principally for shopping centers located within the United States, provided that in no event shall the aggregate costs of all Investments pursuant to this Section 8.3(j) exceed the amount set forth with respect thereto in the Borrower's annual budget and business plan delivered to the Agent pursuant to Section 7.4(m).

          4. Merger, Consolidation. Neither the Borrower nor the Guarantor will, nor will either of them permit any of its Subsidiaries to, become a party to any merger or consolidation except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower and (ii) the merger or consolidation of two or more Subsidiaries of the Borrower.

          5. Conduct of Business. Neither the Borrower nor the Guarantor will conduct any of its business operations other than through the Borrower and its Subsidiaries. No reorganizations, spin-offs or new business lines shall be established or occur without the prior written consent of the Majority Banks

          6. Compliance with Environmental Laws. Neither the Borrower nor the Guarantor will, nor will either of them permit any of its Subsidiaries, to do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

         The Borrower shall:

                 (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Mortgaged Property; and

                 (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Mortgaged Property (including without limitation any such Release or disposal occurring prior to the acquisition of such Mortgaged Property by the Borrower), cause the prompt containment and removal of such Hazardous Substances and remediation of the Mortgaged Property in full compliance with all applicable laws and regulations and to the satisfaction of the Majority Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own Environmental Engineer to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

         At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Mortgaged Property, or that any of the Mortgaged Properties is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of such Mortgaged Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Mortgaged Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

          7. Distributions. Neither the Borrower nor the Guarantor shall make any Distributions which would cause it to violate any of the following covenants:

                 (a) The Borrower shall not pay any Distribution to its partners if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding three (3) fiscal quarters would exceed ninety-five percent (95%) of its Funds from Operations for the four consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid;

                 (b) In the event that an Event of Default shall have occurred and be continuing, neither the Borrower nor the Guarantor shall make any Distributions by the Borrower to the Guarantor and by the Guarantor other than the minimum Distributions required under the Code to maintain the REIT Status of the Guarantor, as evidenced by a certification of the principal financial or accounting officer of the Guarantor containing calculations in reasonable detail satisfactory in form and substance to Agent; and

                 (c) Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Obligations has been accelerated, neither the Borrower nor the Guarantor shall make any Distributions whatsoever, directly or indirectly.

          8. Asset Sales. Neither the Borrower, the Guarantor nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any Real Estate having an Appraised Value in excess of $1,000,000.00 (except as the result of a condemnation or casualty and except for the granting of Permitted Liens) unless there shall have been delivered to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such sale, transfer or other disposition. Upon compliance with this Section 8.8, the Agent, on behalf of the Banks, shall release any such Real Estate which is a Mortgaged Property.

          9. Development Activity. Neither the Borrower, the Guarantor nor any of their respective Subsidiaries shall engage, directly or indirectly, in the development of more than three (3) properties (in addition to the Mortgaged Properties) at any one time to be used principally for shopping centers and having a total cost (including acquisition, construction and other costs) individually for each development project in excess of ten percent (10%) of the Consolidated Total Adjusted Asset Value of the Borrower and the Guarantor and in the aggregate for all development projects in excess of fifteen percent (15%) of the Consolidated Total Adjusted Asset Value of the Borrower and the Guarantor, without the prior written consent of the Majority Banks. For purposes of this Section 8.9, the term "development" shall include the new construction of a shopping center complex or the substantial renovation of improvements to real property which materially change the character or size thereof, but shall not include the addition of amenities or other related facilities to existing Real Estate which is already used principally for shopping centers. The Borrower and the Guarantor each acknowledges that the decision of the Majority Banks to grant or withhold such consent shall be based on such factors as the Majority Banks deem relevant in their sole discretion, including without limitation, evidence of sufficient funds both from borrowings and equity to complete such development and evidence that the Borrower, the Guarantor or either of its Subsidiaries has the resources and expertise necessary to complete such project. Nothing herein shall prohibit the Borrower, the Guarantor or any of their respective Subsidiaries thereof from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person. Neither the Borrower, the Guarantor nor any Subsidiary shall acquire or hold more than three undeveloped parcels of Real Estate without the prior written consent of the Majority Banks, provided that the acquisition or holding of any outlots or property adjacent to any Real Estate owned by the Borrower, the Guarantor or any Subsidiary shall not be deemed to be an undeveloped parcel of Real Estate for this purpose and options to acquire any property shall not be deemed an acquisition or holding of such property. Further, any new development project engaged in by the Borrower, the Guarantor or any Subsidiary shall be at least seventy percent (70%) pre-leased, including all anchors, or under a purchase agreement and all construction bids shall be in place and any such development shall continue to be deemed an undeveloped parcel until such time as construction commences.

          9.     FINANCIAL COVENANTS OF THE GUARANTOR
                 AND THE BORROWER.

         The Borrower and the Guarantor, jointly and severally, covenant and agree that, so long as any Loan, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or to participate in any Letters of Credit, each of them will comply with the following:

          1. Borrowing Base. The Borrower will not, at the end of any fiscal quarter, permit the outstanding principal balance of the Loans as of the date of determination to be greater than the Borrowing Base of the Borrower as determined as of the same date.

          2. Liabilities to Assets Ratio. Each of the Borrower and the Guarantor will not, at the end of any fiscal quarter, permit the ratio of its Consolidated Total Liabilities to Consolidated Total Adjusted Asset Value to exceed 0.55 to 1.

          3. Debt Service Coverage. The Borrower will not, at the end of any fiscal quarter, permit the Borrower's Consolidated Operating Cash Flow for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) to be less than 2.0 times the Debt Service of the Borrower for such period, provided that for purposes of determining compliance with this covenant, prior to such time as the Borrower has owned and operated a parcel of Real Estate for four full fiscal quarters, the Operating Cash Flow with respect to such parcel of Real Estate for the number of full fiscal quarters which the Borrower has owned and operated such parcel of Real Estate as annualized shall be utilized.

          4. Consolidated Tangible Net Worth. The Borrower will not, at the end of any fiscal quarter, permit its Consolidated Tangible Net Worth to be less than $100,000,000.00 plus seventy-five percent (75%) of any Net Offering Proceeds received by the Borrower or the Guarantor after the Closing Date.

          5. Mortgaged Property Operating Cash Flow. The Borrower will not, at the end of any fiscal quarter, permit the combined Operating Cash Flow with respect to the Mortgaged Properties for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) to be less than 1.4 times the Pro Forma Debt Service Charges for such period, provided that for purposes of determining compliance with this covenant prior to such time as the Borrower has owned and operated a Mortgaged Property for four full fiscal quarters, the Operating Cash Flow with respect to such Mortgaged Property for the number of full fiscal quarters which the Borrower has owned and operated such Mortgaged Property as annualized shall be utilized.

          10.  CLOSING CONDITIONS.

         Pursuant to the Prior Credit Agreement, the Borrower executed and delivered various documents to the Agent as a condition to the obligations of the Agent and FNBB to make the initial Loans under the Prior Credit Agreement. Except to the extent expressly amended and replaced as provided in this Section 10, all such documents shall remain in full force and effect, and none of such documents is superseded by the provisions of this Section 10 or any other provision of this Agreement. The obligation of the Agent and the Banks to increase the Total

Commitment to $50,000,000.00 and to make further Loans to the Borrower is subject to the satisfaction of the following conditions precedent:

          1. Loan Documents. The Borrower shall have duly executed and delivered to the Agent, except that each Bank shall have received a fully executed counterpart of its Note, each of the following Loan Documents, each of which shall be in full force and effect and shall be in form and substance satisfactory to the Majority Banks:

                 (a) Agreement; Notes. Four (4) duly executed copies of this Agreement, one (1) duly executed copy of the Note in favor of FNBB, and one (1) duly executed copy of the Note in favor of NBD. Upon delivery the Notes, the Note executed and delivered by the Borrower to FNBB in connection with the Prior Credit Agreement shall be marked cancelled and delivered to the Borrower.

                 (b) Indemnity Agreement. Four (4) duly executed copies of the Indemnity Agreement.

                 (c) Guaranty. Four (4) duly executed copies of the Guaranty.

                 (d) Amendments to Security Deeds and Assignments of Rents. Four (4) duly executed copies of an Amendment to each Security Deed and Assignment of Rents executed and delivered in connection with the Prior Credit Agreement.

          2. Resolutions. All action on the part of the Borrower and the Guarantor, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Guarantor true copies of the resolutions adopted by its board of directors authorizing the transactions described herein, certified by its secretary as of a recent date to be true and complete.

          3. Incumbency Certificate; Authorized Signers. The Agent shall have received from the Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

          4. Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from counsel of the Borrower and the Guarantor as to such matters as the Agent shall reasonably request.

          5. Performance; No Default. The Borrower and the Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

          6. Representations and Warranties. The representations and warranties made by the Borrower and the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

          7. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

          8. Compliance Certificate. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower and the Guarantor has provided financial statements under Section 6.4 adjusted in the best good faith estimate of the Borrower or the Guarantor, as applicable, shall have been delivered to the Agent.

          9. Stockholder Consents. The Agent shall have received evidence satisfactory to the Agent that all necessary stockholder consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Agreements have been obtained.

          10. Other Documents. To the extent requested by the Majority Banks, the Majority Banks shall have received executed copies of all material agreements of any nature whatsoever to which the Borrower, the Guarantor or any Subsidiary is a party affecting or relating to the use, operation, development, construction or management of the Mortgaged Property.

          11. No Condemnation/Taking. The Agent shall have received written confirmation from the Borrower that no condemnation proceedings are pending or to the Borrower' knowledge threatened against any Mortgaged Property or, if any such proceedings are pending or threatened, identifying the same and the Real Estate affected thereby and the Agent shall have determined that none of such proceedings is or will be material to the Mortgaged Property affected thereby.

          12. Principal Documents. On the Closing Date: (i) the Agent shall have received executed or conformed copies of the Master Agreement and each of the Ramco Agreements and RPS Contribution Agreements and any amendments thereto; (ii) the Principal Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof, except with the prior written consent of the Agent; (iii) none of the parties to the Principal Documents shall have failed to perform any material obligation or covenant required by the Principal Documents to be performed or complied with by it on or before the Closing Date; and (iv) the Agent shall have received a certificate from the chief executive or chief financial officer of the general partner of the Borrower to the effect set forth in clauses (i), (ii) and (iii) above.

          13. Title Insurance Updates. The Agent shall have received a "date down" endorsement to each Title Policy with respect to each Mortgaged Property and new tie-in endorsements with respect to all of the Title Policies for the aggregate Commitment of $50,000,000.

          14. Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

          11. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan or to participate in any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

          1. Prior Conditions Satisfied. All conditions set forth in Section 10 or in Section 10 of the Prior Agreement shall continue to be satisfied as of the date upon which any Loan is to be made or any Letter of Credit to be issued.

          2. Representations True; No Default. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance of such Letter of Credit, as applicable, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Each of the Banks shall have received a certificate of the Borrower and the Guarantor signed by an authorized officer of the Borrower and the Guarantor to such effect.

          3. No Legal Impediment. There shall be no law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in such Letter of Credit.

          4. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

          5. Proceedings and Documents. All proceedings in connection with the Loan or the Letter of Credit, as applicable, shall be satisfactory in substance and in form to the Majority Banks, and the Majority Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Majority Banks may reasonably request.

          6. Borrowing Documents. In the case of any request for a Loan and/or a Letter of Credit, as applicable, the Agent shall have received the request for a Loan required by Section 2.5 in the form of Exhibit B hereto, fully completed and/or the Letter of Credit Application required by Section 2.7 in the form of Exhibit D hereto fully completed.

          7. Endorsement to Title Policy. At such times as Agent shall determine in its discretion, to the extent available under applicable law, a "date down" endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Majority Banks, which endorsement shall, expressly or by virtue of a proper "revolving credit" clause or endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all Loans advanced and outstanding and all Letters of Credit issued and outstanding on or before the effective date of such endorsement, or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).

          8. Future Advances Tax Payment. The Borrower will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Properties are located and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with the payment of such tax, in order to insure that the Security Deeds on Mortgaged Property located in such state secure the Borrower's obligation with respect to the Loans then being requested by the Borrower. The provisions of this Section 11.8 shall be without limitation of the Borrower's obligations under other provisions of the Loan Documents, including without limitation Section 15 hereof.

          12.  EVENTS OF DEFAULT; ACCELERATION; ETC.

          1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                 (a) the Borrower shall fail to pay any principal of the Loans after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                 (b) the Borrower shall fail to pay any interest on the Loans, any reimbursement obligations with respect to the Letters of Credit or any other fees or sums due hereunder or under any of the other Loan Documents, within ten (10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                 (c) the Borrower or the Guarantor shall fail to comply with any covenant contained in Section 9, and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;

                 (d) the Borrower or the Guarantor or any of its Subsidiaries shall fail to perform any other material term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this Section 12), and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;

                 (e) any representation or warranty made by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                 (f) the Borrower, the Guarantor or any of their respective Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this Section 12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this Section 12.1(f), involve singly or in the aggregate obligations for borrowed money or credit received totaling in excess of $5,000,000.00;

                 (g) the Borrower, the Guarantor or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

                 (h) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, the Guarantor or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

                 (i) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrower, the Guarantor or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                 (j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any uninsured final judgment against any of the Borrower, the Guarantor or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceeds in the aggregate $1,000,000.00;

                 (k) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, the Guarantor or any of its holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                 (l) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or the Guarantor or any sale, transfer or other disposition of the assets of the Borrower other than as permitted under the terms of this Agreement or the other Loan Documents;

                 (m) any suit or proceeding shall be filed against the Borrower, the Guarantor or any of the Mortgaged Properties which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse effect on the ability of the Borrower or the Guarantor to perform each and every one of its obligations under and by virtue of the Loan Documents and such suit or proceeding is not dismissed within sixty (60) days following the filing or commencement thereof;

                 (n) the Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such person, including the Mortgaged Property;

                 (o) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, the Guarantor or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                 (p) Joel Gershenson, Dennis Gershenson, Richard Gershenson, Bruce Gershenson and Michael Ward, their family members or estate planning trusts established for their benefit, shall in the aggregate own, directly or indirectly, less than ten percent (10.0%) of the issued and outstanding partnership interests or shares of the Borrower and the Guarantor, as applicable, on a consolidated basis;

                 (q) Either of the Chairman or Chief Executive Officer of the Borrower approved by the Majority Banks on the Closing Date shall cease to be the Chairman or Chief Executive Officer, as applicable, of the Borrower and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event, such approval not to be unreasonably withheld; or

                 (r) any Event of Default as defined in any of the other Loan Documents, shall occur;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower (i) declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and (ii) require the Borrower to immediately cash collateralize all outstanding Letters of Credit or obtain replacement letters of credit for such Letters of Credit, all in a manner satisfactory to the Majority Banks; provided that in the event of any Event of Default specified in Section 12.1(g), Section 12.1(h) or Section 12.1(i), all such amounts shall become immediately due and payable automatically and the Borrower shall be required to immediately so cash collateralize or replace all outstanding Letters of Credit forthwith, without any requirement of notice from any of the Banks or the Agent.

          2. Limitation of Cure Periods. Notwithstanding the provisions of subsections (b), (c) and (d) of Section 12.1, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve months immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under any one or more than one of said subsections.

          3.  Certain Cure Periods.

                 (a)      In the event that there shall occur any Default under
Section 12.1(c), then within five (5) Business Days after receipt of notice of such Default from the Agent or the Majority Banks the Borrower may elect to cure such Default by providing additional Collateral consisting of Potential Collateral, and/or to reduce the outstanding Loans to it, in which event such actions shall be completed not later than fifteen (15) days following the date on which the Borrower is notified that the Majority Banks have approved the Borrower's proposed actions (or thirty (30) days in the event that the Borrower intends to provide additional Mortgaged Property). The Borrower's notice of its election pursuant to the preceding sentence shall be delivered to the Agent within the period of five (5) Business Days provided above. Within five (5) Business Days after receipt of such advice, the Majority Banks shall advise the Borrower as to whether in their good faith judgment the actions proposed by the Borrower are sufficient to cure such Default without the creation of any other Default hereunder. In the event that the Majority Banks determine the Borrower's proposal is insufficient to cure such Default or is otherwise not in accordance with the terms of this Agreement, the Borrower within an additional three (3) Business Days after such negative notice may submit to the Agent an alternative plan or evidence establishing that the Borrower's original election was sufficient. In the event that within the times provided herein the Borrower shall have failed to provide evidence satisfactory to the Majority Banks that the Borrower's proposed actions are sufficient to cure such Default in accordance with the terms hereof, the cure period shall terminate and such Default immediately shall constitute an Event of Default.

                 (b) In the event that the Borrower shall elect in whole or in part under Section 12.3(a) to provide additional Mortgaged Property, (i) the Real Estate to be added to the Collateral shall be Eligible Real Estate and on or prior to the expiration of the 30-day period each of the Eligible Real Estate Qualification Documents shall have been completed at the Borrower's expense and provided to the Agent for the benefit of the Banks, and (ii) the Borrower, in addition to any other amounts payable under this Agreement, shall pay to the Agent within fifteen (15) days following the commencement of such 30-day period a review fee in the amount of $10,000.00, which fee shall be nonrefundable under any circumstances, to be split equally by the Banks without regard to their respective Commitment Percentages.

          4. Termination of Commitments. If any one or more Events of Default specified in Section 12.1(g), Section 12.1(h) or Section 12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower or to participate in Letters of Credit for the account of the Borrower. If any other Event of Default shall have occurred, the Agent, upon the election of the Majority Banks, may by notice to the Borrower terminate the obligation to make Loans to the Borrower or to participate in Letters of Credit for the account of the Borrower. No termination under this Section 12.4 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.

          5. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes, the Letters of Credit or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at- law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorneys' fees.

          6. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                 (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve the collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                 (b) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 4.3 and all other Obligations, (ii) in the event that any Bank shall have wrongfully failed or refused to make an advance under Section 2.6 or Section 2.7(f) and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), (iii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata, and (iv) amounts received or realized from the Borrower shall be applied against the Obligations of the Borrower; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

                 (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

          13.  SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or the Guarantor and any securities or other property of the Borrower or the Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or the Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

          14. THE AGENT.

          1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

          2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

          3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

          4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, the Guarantor or any of their respective Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

          5.  Payments.

                 (a) A payment by the Borrower or the Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                 (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                 (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

        6. Holders of Notes. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

          7. Indemnity. The Banks ratably hereby agree to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

          8. Agent as Bank. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

          9. Resignation. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent any Bank or any bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Rating Group Inc. and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Rating Group Inc. and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          10. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and
(b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

          15.  EXPENSES.

     The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income, except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Security Deeds and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all title insurance premiums, appraisal fees, engineer's fees, reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participation granted under Section 18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any

Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantor or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower or the Guarantor, (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, and (g) all reasonable fees, expenses and disbursements (including reasonable attorneys' fees and costs) which may be incurred by FNBB and the other Banks in connection with the execution and delivery of this Agreement and the other Loan Documents. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

          16.  INDEMNIFICATION.

     The Borrower and the Guarantor jointly and severally, agree to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this Section 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower, the Guarantor or any of their respective Subsidiaries, (b) any condition of the Mortgaged Properties, (c) any actual or proposed use by the Borrower or the Guarantor of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrower, the Guarantor or any of their respective Subsidiaries comprised in the Collateral, (e) the Borrower entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Property, or (g) with respect to the Borrower, the Guarantor and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that neither the Borrower nor the Guarantor shall be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single nationally recognized law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower and the Guarantor agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower and the Guarantor under this Section 16 are unenforceable for any reason, the Borrower and the Guarantor hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

          17.  SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower and the Guarantor provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the such person hereunder.

          18.  ASSIGNMENT AND PARTICIPATION.

          1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (b) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment, (c) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or the Guarantor, which rights shall instead be allocated pro rata among the other remaining Banks, (d) such assignee shall have a net worth as of the date of such assignment of not less than $500,000,000, (e) such assignee shall acquire an interest in the Loans of not less than $10,000,000, (f) the assignor shall assign its entire interest in the Loans or retain an interest in the Loans of not less than $10,000,000 and (g) each such assignment shall be subject to the approval of the Agent, which approval shall not be unreasonably withheld. Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower or the Guarantor. In the event that, as of result of any such assignment, the Agent in its capacity as a Bank retains an interest in the Loans of less than $15,000,000 and such amount is less than the retained interest of any other Bank, then the Agent shall offer to resign as Agent for the Banks.

          2. Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,000.

          3. New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder and shall cause the Guarantor to deliver to the Agent an acknowledgment in form and substance satisfactory to the Agent to the effect that the Guaranty extends to and is applicable to each new Note. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

          4. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that
(a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against the Borrower or the Guarantor except the rights granted to the Banks pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or the Guarantor. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

          5. Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

          6. No Assignment by Borrower or Guarantor. Neither the Borrower nor the Guarantor shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

          7. Disclosure. The Borrower and the Guarantor each agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

          8. Amendments to Loan Documents. Upon any such assignment or participation, the Borrower and the Guarantor shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

          19.  NOTICES.

         Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

         If to the Agent or FNBB:

                    The First National Bank of Boston
                    100 Federal Street
                    Boston, Massachusetts  02110
                    Attn:  Real Estate Division/Ramco-Gershenson Account Officer

         With a copy to:

                    The First National Bank of Boston
                    115 Perimeter Center Place, N.E.
                    Suite 500
                    Atlanta, Georgia  30346
                    Attn: Daniel J. Sullivan or Ramco-Gershenson Account Officer Telecopy No.: (770) 390-8434

         and to:

                    Winston & Strawn
                    35 West Wacker Drive
                    Chicago, Illinois 60601
                    Attn: Charles E. Stahl, Esq.
                    Telecopy No.: (312) 558-5700

         If to NBD:

                    NBD Bank
                    611 Woodward Avenue, 3rd Floor
                    Detroit, Michigan 48226
                    Attn:  Commercial Real Estate Division
                    Telecopy No.:  (313) 225-3939

         If to the Borrower or the Guarantor:

                          Ramco-Gershenson Properties, L.P.
                          Ramco-Gershenson Properties Trust
                          27600 Northwestern Highway
                          Southfield, Michigan 48034
                          Attn: Chief Executive Officer
                          Telecopy No. (810) 350-9925

         With a copy to:
                          Honigman Miller Schwartz & Cohn
                          2290 First National Building
                          Detroit, MI 48226
                          Attn: Alan M. Hurvitz, Esq.
                          Telecopy No.: (313) 962-0176

and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

          20.  RELATIONSHIP.

         The relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

          21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

         THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF MICHIGAN AND SHALL

FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AND THE GUARANTOR EACH AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BRING MADE UPON THE BORROWER OR THE GUARANTOR BY MAIL AT THE ADDRESS SPECIFIED IN Section 19. THE BORROWER AND THE GUARANTOR EACH HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

          22.  HEADINGS.

         The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

          23.  COUNTERPARTS.

         This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          24.  ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

          25.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

     EACH OF THE BORROWER, THE GUARANTOR, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION

WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER AND THE GUARANTOR EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND THE GUARANTOR EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 25.

          26.  DEALINGS WITH THE BORROWER OR THE GUARANTOR.

         The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantor, their respective Subsidiaries or any of their affiliates regardless of the capacity of the Bank hereunder.

          27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each
Bank: a change in the rate of interest on and the term of the Notes; the amount of the Commitments of the Banks; a reduction or waiver of the principal of any unpaid Loan or any interest thereon; the amount of any fee (other than late fees) payable to a Bank hereunder; the release of the Borrower, the Guarantor or any Collateral except as otherwise provided herein; or an amendment of the definition of Majority Banks or of any requirement for consent by all of the Banks. The amount of the Agent's fee payable for the Agent's account and the provisions of Section 14 may not be amended without the written consent of the Agent. The Borrower and the Guarantor each agrees to enter into such modifications or amendments of this Agreement or





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the other Loan Documents as may be reasonably requested by FNBB in connection with the acquisition by each Bank acquiring all or a portion of the Commitment, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower or the Guarantor hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower or the Guarantor shall entitle the Borrower and the Guarantor to other or further notice or demand in similar or other circumstances.

          28.  SEVERABILITY.

         The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

          29.  TIME OF THE ESSENCE.

         Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower or the Guarantor under this Agreement and the other Loan Documents.

          30.  NO UNWRITTEN AGREEMENTS.

         THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

          31.    TRUST EXCULPATION.

         All persons having a claim against the Guarantor, the general partner of the Borrower whose signature is affixed hereto as said general partner, hereunder or in connection with any matter that is subject hereof shall look solely to the trust assets of the trust, and in no event shall the obligations of the Guarantor be enforceable against any shareholder, trustee, officer, employee or agent of the Guarantor personally.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                             RAMCO-GERSHENSON PROPERTIES TRUST

                             By:  /s/ Dennis Gershenson
                                  --------------------------------
                                  Dennis Gershenson, President


                             RAMCO-GERSHENSON PROPERTIES, L.P.

                             By:  Ramco-Gershenson Properties Trust,
                                   its General Partner

                             By:  /s/ Dennis Gershenson
                                  --------------------------------
                                  Dennis Gershenson, President


                             THE FIRST NATIONAL BANK OF BOSTON,
                             individually and as Agent




                             NBD BANK

                             By:
                                 --------------------------------

                             Title:
                                    -----------------------------

                             By:
                                 --------------------------------

                             Title:
                                    -----------------------------




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



                             EXHIBITS AND SCHEDULES


EXHIBIT A                 FORM OF NOTE

EXHIBIT B                 FORM OF REQUEST FOR LOAN

EXHIBIT C                 FORM OF COMPLIANCE CERTIFICATE

EXHIBIT D                 FORM OF LETTER OF CREDIT APPLICATION

SCHEDULE 1                BANKS AND COMMITMENTS

SCHEDULE 6.7              LITIGATION

SCHEDULE 6.15             AFFILIATE TRANSACTIONS

SCHEDULE 6.19             SUBSIDIARIES

SCHEDULE 6.22             AGREEMENTS

SCHEDULE 8.1              INDEBTEDNESS

SCHEDULE 8.2              LIENS










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